EMPLOYMENT AGREEMENT
                                 --------------------


                    AGREEMENT made as of the 1st day of March, 1998, by and between COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company") (formerly Warner Insurance Services, Inc., a Delaware corporation), having its principal office at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410 and PETER C. LYNCH, currently residing at 10 Trimingham Court, Mendham, New Jersey 07945 (the "Employee").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, the Employee has been serving as President and Chief Operating Officer of the Company pursuant to that certain Employment Agreement by and among the Company, Cover-All Systems, Inc., a Delaware corporation and the Company's subsidiary, and the Employee, dated the 24th day of January, 1996, which expires on February 28, 1998, and the Company and the Employee wish to continue the Employee's employment pursuant to the terms hereof.

                    NOW, THEREFORE, in consideration of the
          representations, warranties and mutual covenants set forth herein, the parties agree as follows:

                    1.   Employment.  The Company, effective March 1, 1998,
                         ----------
          hereby agrees to continue to retain the Employee as President of the Company and the Employee hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.
                    2.   Term.  The term of employment under this Agreement
                         ----
          (the "Employment Agreement") shall commence as of March 1, 1998 and shall continue in full force and effect until February 28, 1999 (the "Employment Term"), subject to earlier termination for disability or for cause as provided in Section 5 hereof. This Agreement may be renewed by the Company and Employee for a one-year term by both the Company and the Employee providing written notice of renewal to each other (the "Renewal Option"), provided such written notices are given on or before December 1, 1998. Should both parties agree to renew this Agreement, the terms for the 1999 performance bonus shall be agreed to by both parties by January 15, 1999.

                    3.   Duties.
                         ------
                    (a) The Employee will render his services to the Company as President and shall perform such duties and services of those offices or positions or of such other office or position as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company. In addition, the Employee will hold, without additional compensation therefor, such other offices and directorships in the Company or any parent or subsidiary of the Company to which, from time to time, he may be appointed or elected.

                    (b) Except as otherwise provided herein and except for illness, permitted vacation periods and permitted leaves of absence consistent with the past practice of the Company or as otherwise approved by the Board of Directors of the Company, the Employee agrees that during the term of his employment hereunder, he shall devote all of his full working time and attention, and give his best effort, skill and abilities, exclusively to the business and interests of the Company.

                    4.   Compensation; Benefits
                         ----------------------

                    (a)  (i)  Salary.  In consideration of the services to
                              ------
          be rendered by the Employee hereunder, including, without limitation, any services rendered by him as an officer or director of the Company or any parent, subsidiary or affiliate of the Company, the Company agrees to pay to the Employee, and the Employee agrees to accept as compensation, an annual salary of $190,000.00 (the "Base Salary"), payable in accordance with the Company's normal payroll policies, retroactive to January 1, 1998. The Company, by action of the Board of Directors or the Compensation Committee of the Board of Directors of the Company, may, in its sole discretion, increase the Base Salary at any time. The Employee's Base Salary shall be subject to all applicable withholding and other taxes.

                        (ii)  Bonus.  In addition to the payment of the
                              -----
          Base Salary, as provided for hereunder, the Company shall pay the Employee a bonus based upon the financial results of the Company, as reported on the Company's financial statements for the year ended December 31, 1998 (the "1998 Fiscal Year"), such bonus to be paid on the conditions hereinafter set forth:

                              A.   $50,000 (the "Revenue Bonus") upon the
          Company achieving aggregate revenue for the 1998 Fiscal Year equal to or greater than its budgeted aggregate revenue for License Fees, Maintenance Fees and Professional Services totalling $18.453 million, as follows:

                              (x)  $25,000 of such bonus shall be payable
          if the Company has reported total revenue for the 1998 Fiscal Year of at least $16 million; and

                              (y) the balance of the Revenue Bonus (up to $25,000) shall be payable on a pro rata basis to the extent that total revenue of the Company for the 1998 Fiscal Year exceeds $16 million and is less than $18.453 million (i.e., the amount of the balance of the Revenue Bonus payable would be determined by multiplying $25,000 by a ratio, the numerator of which is the total revenue for the 1998 Fiscal Year less $16 million, and the denominator of which is $2.453 million.)

                              B.   $10,000 (the "EBIT Bonus") upon the
          Company achieving earnings before income taxes ("EBIT") for the 1998 Fiscal Year of at least $.04 per share. The determination as to whether the Company achieves EBIT of $.04 per share shall be made in accordance with generally accepted accounting principles consistently applied (except that any income or loss attributable to the repurchase of the Care Software rights by Care Corporation Limited ("Care") shall be excluded for purposes of such calculation) and shall be based upon the audited financial statements to be filed by the Company in its Form 10-K Annual Report with the Securities and Exchange Commission and paid no later than 10 days from the date of such filing.

                              C. to the extent the Company's 1998 revenue exceeds $18.453 million and its 1998 EBIT exceeds $2,000,000, as further described below, an additional bonus (the "Super Bonus") paid pursuant to the the terms of a plan (the "Super Bonus Plan") to be prepared by the Company's chief executive officer and approved by the Company's Board of Directors, as evidenced by a Board resolution. The Super Bonus Plan shall entitle each of the Company's senior management, as identified in the Super Bonus Plan and including the Employee, who shall participate to the extent of 20%, in a bonus pool equal to 20% of the Company's 1998 EBIT in excess of $2,000,000, provided the Company's 1998 revenue exceeds $18.453 million (which, pursuant to the Super Bonus Plan, $2,000,000 shall be calculated after the deduction of a $6,000 bonus per each employee of the Company who is not eligible for the Super Bonus for fiscal year ended December 31, 1998). The determination as to whether the Company achieves EBIT above $2,000,000 and revenue above $18.453 million shall be made in accordance with generally accepted accounting principles consistently applied (except that any income or loss attributable to the repurchase of the Care Software rights by Care shall be excluded for purposes of such calculation) and shall be based upon the audited financial statements to be filed by the Company in its Form 10-K Annual Report with the Securities and Exchange Commission and such Super Bonus, if any, shall be paid no later than 10 days from the date of such filing.

                         (b)  Benefits.  During the term of his employment
                              --------
          hereunder, the Employee shall be entitled to the following employment benefits:

                         (i) vacations and sick leaves in accordance with the Company's policies from time to time in effect for officers and executive employees of the Company; and

                        (ii) participation, subject to qualification and participation requirements, in medical, life or other insurance or hospitalization plans and any pension, profit sharing or other employee benefit plans, presently in effect or hereafter instituted by the Company and applicable to its officers and executive employees.

                    (c)  Reimbursement of Expenses.  The Employee shall be
                         -------------------------
          reimbursed for reasonable and necessary expenses incurred by the Employee in performing his employment hereunder, provided such expenses are adequately documented in accordance with the Company's policies.

                    (d)  Indemnification.  To the extent and under the
                         ---------------
          conditions provided in the Company's bylaws, the Employee shall be indemnified by the Company for judgments, costs, and expenses for acts performed as an officer and employee of the Company (subject to Delaware law). As of the date of this Agreement, the Company has insurance coverage for directors and officers liability, and if such coverage should expire during the term of the Employee's employment, the Company shall, to the extent it is reasonably economically feasible, use its best efforts to renew such coverage.

                    5.   Termination in Case of Disability, Death or for
                         -----------------------------------------------
          Cause.
          -----
                    (a) If the Employee, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of three (3) months, or an aggregate of three (3) months in any six (6) month period, the Company may, at its option, terminate the Employee's employment hereunder upon fourteen (14) days' written notice to the Employee.

                    (b) If the Employee shall die during the term of this Agreement, this Agreement and the Employee's employment hereunder shall terminate immediately upon the Employee's death, except that the Company shall be required to continue paying to the Employee's spouse (or estate, if there shall be no surviving spouse) the compensation payable pursuant to Section 4 consisting of (x) a pro rata portion of the Base Salary payable in accordance with the Company's payroll policies for a period of three (3) months following such death and (y) a pro rata portion (based upon the number of days worked in the year) of the bonus payments set forth in subsections A, B and C of Section 4(a)(ii), to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the time of the determination of such bonus.

                    (c) Notwithstanding anything to the contrary in this Agreement, the Company, upon notice to the Employee, may terminate this Agreement and the employment of the Employee hereunder for Cause, which, for purposes of this Agreement, shall be defined to mean (i) the continued and repeated failure or refusal by the Employee to perform specific directives of the Board of Directors or the Chief Executive Officer of the Company,
          (ii) embezzlement or any offense involving misuse or misappropriation of money or other property of the Company, (iii) conviction for a felony, (iv) any act of dishonesty, disloyalty or other conduct that is materially injurious to the Company, or
          (v) material breach by the Employee of any of the terms of this Agreement other than those contained in this Section 5.

                    6.   Severance Compensation.
                         ----------------------

                    (a) In the event the Employee's employment hereunder is terminated by the Company during the Employment Term for any reason other than for Cause, death or disability, the Company shall pay to the Employee as severance compensation an amount equal to the remaining Base Salary that the Employee would have been entitled if the Employee's employment had not been terminated before the end of the Employment Term plus six (6) months' Base Salary. In addition, in the event the Employee's employment hereunder is terminated by the Company during the Employment Term for any reason other than for Cause, death or disability, the Company shall pay to the Employee as additional severance compensation the pro rata portion (based upon the number of days worked in the year) of the bonus payments set forth in subsections A, B and C of Section 4(a)(ii), to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the time of the determination of such bonus.

                    (b) In the event the Employee's employment hereunder is terminated by the Company after the Employment Term for any reason, including the expiration of the Employment Term without renewal thereof by the Company, and other than for Cause, death or disability, the Company shall pay to the Employee as severance compensation (x) an amount equal to six (6) months' Base Salary (based upon the Employee's 1998 Base Salary) and (y) the pro rata portion (based upon the number of days worked in the year) of the bonus payments set forth in subsections A and B of Section 4(a)(ii), to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the time of the determination of such bonus.

                    (c) Severance compensation shall be paid biweekly in accordance with the Company's usual practices. Employee shall also be paid biweekly for unused vacation time.

                    (d) In the event the Employee receives severance compensation under this Section 6, the Employee shall not be entitled to receive any other compensation or benefits under this Agreement after the termination of the Employee's employment hereunder and, as a condition to receiving such severance compensation, the Employee hereby agrees that he shall have no other claim against the Company by reason of this Agreement.

                    7.   Disclosure and Assignment of Discoveries.
                         ----------------------------------------

                    (a) The Employee shall (without any additional compensation) promptly disclose in writing to the Board of Directors of the Company all ideas, processes, devices and business concepts (hereinafter referred to collectively as "Discoveries"), whether or not patentable or copyrightable, which he, while employed by the Company, conceives, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company's business or interests, or arise out of or in connection with the duties performed by him hereunder; and the Employee hereby transfers and assigns to the Company all right, title and interest in and to such Discoveries. Upon the request of the Company, the Employee shall (without any additional compensation), from time to time during or after the expiration or termination of his employment, execute such further instruments and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such discoveries.

                    (b)  For purposes of this Section 7 and the following
          Section 8, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations of the Company in existence from time to time.

                    8.   Non-Disclosure of Confidential Information and
                         ----------------------------------------------
          Non-Competition.
          ---------------

                    (a) The Employee represents that he has been informed that it is the policy of the Company to maintain as secret and confidential all information relating to (i) the products, processes and/or business concepts used by the Company and (ii) the customers and employees of the Company ("Confidential Information"), and the Employee further acknowledges that such Confidential Information is of great value to the Company and is the property of the Company. The parties recognize that the services to be performed by the Employee are special and unique, and that by reason of his employment by the Company, he will acquire Confidential Information as aforesaid. The parties confirm that to protect the Company's goodwill, it is reasonably necessary that the Employee agree, and accordingly the Employee does hereby agree, that he will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company):

                    A. at any time during his employment hereunder or after he ceases to be employed by the Company, divulge to any persons, firms or corporations other than the Company (hereinafter referred to collectively as "Third Parties"), or use, or cause to authorize any Third Parties to use, any such Confidential Information, or any other information regarded as confidential and valuable by the Company which he knows or should know is regarded as confidential and valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others); or

                    B. at any time during his employment hereunder and for a period of one (1) year after he ceases to be employed by the Company (the "Restricted Period"), solicit or cause or authorize, directly or indirectly, to be solicited for employment, for or on behalf of himself or Third Parties, any persons who were at any time within one year prior to the cessation of his employment hereunder, employees of the Company; or

                    C. at any time during his employment hereunder and during the Restricted Period, employ or cause or authorize, directly or indirectly, to be employed, for or on behalf of himself or Third Parties, any such employees of the Company; or

                    D. at any time during his employment hereunder and during the Restricted Period, unless the Employee's employment was terminated by the Company for any reason other than for Cause or disability or unless either party chooses not to exercise the Renewal Option or unless agreed to by the Company in writing, the Employee will not accept employment with or participate, directly or indirectly, as owner, stockholder, director, officer, manager, consultant or agent or otherwise use his special, unique or extraordinary skills or knowledge with respect to the business of the Company or of any affiliate of the Company in or with any business, firm, corporation, partnership, association, venture or other entity or person which is engaged in the business of designing, developing or providing software services to the property and casualty insurance industry, except that this paragraph D shall not be construed to prohibit the Employee from owning up to 5% of the securities of a corporation which are publicly traded on a national securities exchange or in the over-the-counter market or from being employed by an insurance or other company which may design and market software provided the designing and marketing of software is not a principal part of the business of such other company or concern; or

                    E. at any time during his employment hereunder and during the Restricted Period, solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or Third Parties, any business with respect to designing, developing or providing software services to the property and casualty insurance industry from Third Parties who were, at any time within one (1) year prior to the cessation of his employment hereunder, customers of the Company for such business; or

                    F. at any time during his employment hereunder and during the Restricted Period, accept or cause or authorize, directly or indirectly, to be accepted, for or on behalf of himself or Third Parties, any such business from any customers of the Company.

                    (b) The Employee agrees that he will not, at any time, remove from the Company's premises any drawings, notebooks, data and other documents and materials relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company without prior written consent of the Board of Directors of the Company, except as reasonably necessary to the discharge of his duties hereunder.

                    (c) The Employee agrees that, upon the expiration of his employment by the Company for any reason, he shall forthwith deliver up to the Company any and all order-books, customer lists, logs, drawings, notebooks and other documents and materials, and all copies thereof, in his possession or under his control relating to any Confidential Information or any discoveries or which is otherwise the property of the Company.

                    (d) The Employee agrees that any breach or threatened breach or alleged breach or alleged threatened breach by him of any provision of this Section 8 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach or alleged breach or alleged threatened breach. The parties understand and intend that each restriction agreed to by the Employee hereinabove shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction, will not effect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Section 8 shall be deemed a waiver of any future breach.

                    (e) The Employee hereby acknowledges that he is fully cognizant of the restrictions put upon him by this Section 8, and that the provisions of this Section 8 shall survive the termination of this Employment Agreement and his employment with the Company.

                    9.   Life Insurance.  The Employee agrees that the
                         --------------
          Company may apply for and purchase one or more life insurance policies on the life of the Employee in such amount or amounts as the Company deems appropriate. The Company shall be the sole beneficiary of such insurance policy or policies and the Employee hereby acknowledges that the Company has an insurable interest in his life. The Employee agrees to cooperate with the Company in obtaining any insurance on the life or on the disability of the Employee which the Company may desire to obtain for its own benefit and shall undergo such physical and other examinations, and shall execute any consents or applications, which the Company may request in connection with the issuance of one or more of such insurance policies.

                    10.  Notices.
                         -------

                    (a)  All notices, requests, demands or other
          communications hereunder shall be deemed to have been given if delivered in writing personally or by certified mail to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

                         If to the Company:

                              Cover-All Technologies Inc.
                              18-01 Pollitt Drive
                              Fair Lawn, New Jersey 07410
                              Attention: Chief Executive Officer

                         with a copy to:

                              Reid & Priest
                              40 West 57th Street
                              New York, New York 10019
                              Attention: Leonard Gubar, Esq.

                         If to the Employee:

                              Peter C. Lynch
                              10 Trimingham Court
                              Mendham, New Jersey 07945

                    11.  Entire Agreement.  This Agreement and the Exhibits
                         ----------------
          annexed hereto contain the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof or thereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced. No provision hereof shall be construed against a party because that provision or any other provision was drafted by or at the direction of such party.

                    12.  Successors and Assigns.  This Agreement shall be
                         ----------------------
          binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

                    13.  Severability.  In the event that any one or more
                         ------------
          of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

                    14.  Counterparts.  This Agreement may be executed in
                         ------------
          one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    15.  Governing Law.  All matters concerning the
                         -------------
          validity and interpretation of and performance under this Agreement shall be governed by the laws of the state of New York, whose courts or the federal courts located in the Southern District of New York shall have exclusive jurisdiction over the parties to which they consent.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COVER-ALL TECHNOLOGIES INC.



                                        By:   /s/ Brian Magowan
                                           --------------------------------
                                             Name:  Brian Magowan
                                             Title: Chief Executive Officer




                                          /s/ Peter C. Lynch
                                        -----------------------------------
                                        PETER C. LYNCH